Exhibit 99.1

SRx Health Solutions Announces Management and Board Changes

TAMPA, FL, June 11, 2025 (GLOBE NEWSWIRE) – SRx Health Solutions, Inc. (NYSE American: SRXH) (the “Company”), a leading global health and wellness company, today announced the following management team and Board of Directors changes. Lionel Conacher, current Board member, has been appointed as Chairman of the Board, Adesh Vora, current Executive Chairman, will remain on Board and be appointed Chief Executive Officer, Kent Cunningham, current Chief Executive Officer, will assume role as President, and Nina Martinez has been appointed Chief Financial Officer.

Adesh Vora, Chief Executive Officer of SRx Health Solutions, stated, “We are grateful to our Board and senior management for their efforts in strengthening our team structure and enhancing corporate governance. These improvements align with our renewed vision for SRx Health’s long-term strategic growth. Looking ahead, our core focus will be on supporting patients managing chronic and rare diseases, infusion services, clinical trials, and patient support programs to make healthcare simpler for our customers. At the same time, we will continue to build on our values—partnering with patients, pharmaceutical manufacturers, and prescriber relations.”

About SRx Health Solutions, Inc.

SRx Health Solutions Inc. is an integrated Canadian healthcare services provider that operates within the specialty healthcare industry. The SRx network extends across all ten Canadian provinces, making it one of the most accessible providers of comprehensive, integrated, and customized specialty healthcare services in the country. SRx combines years of industry knowledge, technology, and patient-centric focus to create strategies and solutions that consistently exceed client expectations and drive critical patient care initiatives aimed to improve the wellness of Canadians.  For more information on SRx Health Solutions Inc., please visit www.srxhealth.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

SRx Health Solutions, Inc.
Adesh A. Vora, Chief Executive Officer

Investor Contact:

KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com